EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of January 1, 2002 (the "Effective Date") by and between CoreComm Holdco, Inc., a Delaware corporation (together with its successors and assigns, "Holdco"), CoreComm Communications, Inc., a Delaware corporation (together with its successors and assigns, "Subsidiary") (Holdco and Subsidiary being collectively the "Companies"), and Michael A. Peterson (the "Executive");

                              W I T N E S S E T H :

         WHEREAS, each of the Companies desires to employ the Executive as an Executive Vice President, the Chief Financial Officer and the Chief Operating Officer, to have the Executive serve as a member of the Board of each of the Companies, and to enter into an agreement embodying the terms of such employment;

         WHEREAS, the Executive desires to accept such employment with the Companies, and serve on the Board of each of the Companies subject to the terms and provisions of this Agreement;

         WHEREAS, Subsidiary is a wholly owned subsidiary of Holdco;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Companies and the Executive (collectively, the "Parties") agree as follows:

         1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

         2. Term. The Companies hereby employ the Executive under this Agreement, and the Executive hereby accepts such employment, for the Term. The Term shall commence as of the Effective Date and shall end on December 31, 2004; provided, however, that the Term shall thereafter be automatically extended for unlimited additional one-year periods unless, at least six months prior to the then-scheduled date of expiration of the Term, either (x) each of the Companies gives notice to the Executive that it is electing not to so extend the Term or
(y) the Executive gives notice to each of the Companies that he is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 9, in which event his employment with both Companies shall expire.

         3. Positions, Duties and Location.

                  (a) During the Term, the Executive shall serve as an Executive Vice President, the Chief Financial Officer and the Chief Operating Officer of each of the Companies; shall serve as a member of the Board of each of the Companies; shall have all authorities, duties and responsibilities customarily exercised by an individual serving in those positions at entities of the size and nature of Holdco and Subsidiary, respectively; shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities; shall have such additional duties and responsibilities, consistent with the foregoing, as may be from time to time assigned to him by the Holdco Board, its Chairman, the Subsidiary Board or the Chief Executive Officer of Holdco or Subsidiary; in his capacity as an Executive Vice President, the Chief Financial Officer and the Chief Operating Officer of Holdco, shall report solely and directly to the Chairman of the Holdco Board and the Chief Executive Officer of Holdco; and in his capacity as an Executive Vice President, the Chief Financial Officer and the Chief Operating Officer of Subsidiary shall report solely and directly to the Subsidiary Board and the Chief Executive Officer of Subsidiary.

                  (b) During the Term, the Executive shall devote substantially all of his business time and efforts to the business and affairs of the Companies. However, nothing in this Agreement shall preclude the Executive from:
(i) serving on the boards of a reasonable number of business entities, trade associations and charitable organizations, (ii) engaging in charitable activities and community affairs, (iii) accepting and fulfilling a reasonable number of speaking engagements, and (iv) managing his personal investments and affairs; provided that such activities do not either individually or in the aggregate materially interfere with the proper performance of his duties and responsibilities hereunder, or in any way create or present a conflict of interest.

                  (c) During the Term, the Executive's principal office, and principal place of employment, shall be within 60 miles of Princeton, New Jersey.

         4. Base Salary. Commencing as of the Effective Date, the Executive shall receive an annualized Base Salary of $500,000, payable in accordance with the regular payroll practices applicable to senior executives of the Companies generally, but no less frequently than monthly. The Base Salary shall be reviewed no less frequently than annually during the Term for increase in the discretion of the Holdco Board (or its Chairman and/or compensation committee). The Base Salary shall not be decreased at any time, or for any purpose, during the Term (including, without limitation, for the purpose of determining benefits due under Section 9) without the prior written consent of the Executive.

         5. Annual Incentive Awards.

         The Executive shall be entitled to an annual incentive award in respect of each calendar year during the Term.

                  (a) The Executive's aggregate annual incentive award for 2002 shall be determined and paid as provided in this Section 5(a), subject to the provisions of Sections 5(c), 5(d) and 5(e) below. The Executive shall be eligible to receive three quarterly awards based on a target amount of $150,000 each, determined as of each of the following dates:

                           (i) June 30, 2002: payment of one half of such target
amount (i.e., $75,000) shall be made if the Companies achieve at least 80% of Budgeted EBITDA for the period from April 1, 2002 through June 30, 2002; payment of the other half of such target amount (i.e., $75,000) shall be made if the Companies achieve at least 80% of Budgeted FCF for such period;

                           (ii) September 30, 2002:  payment of one half of such
target amount shall be made if the Companies achieve at least 85% of Budgeted EBITDA for the period from April 1, 2002 through September 30, 2002; payment of the other half of such target amount shall be made if the Companies achieve at least 85% of Budgeted FCF for such period; and

                           (iii) December 31, 2002:  payment of one half of such
target amount shall be made if the Companies achieve at least 90% of Budgeted EBITDA for the period from April 1, 2002 through December 31, 2002; payment of the other half of such target amount shall be made if the Companies achieve at least 90% of Budgeted FCF for such period.

                  (b) For each calendar year during the Term after 2002, the Executive shall be eligible to receive four quarterly awards based on a target amount of $112,500 each quarter, determined as of each of the following dates during such year, subject to the provisions of Sections 5(c), 5(d) and 5(e) below:

                           (i)  March  31:  payment  of one half of such  target
amount (i.e., $56,250) shall be made if the Companies achieve at least 75% of Budgeted EBITDA for the period from January 1 through March 31 of such year; payment of the other half of such target amount (i.e., $56,250) shall be made if the Companies achieve at least 75% of Budgeted FCF for such period.

                           (ii)  June 30:  payment  of one  half of such  target
amount shall be made if the Companies achieve at least 80% of Budgeted EBITDA for the period from January 1 through June 30 of such year; payment of the other half of such target amount shall be made if the Companies achieve at least 80% of Budgeted FCF for such period.

                           (iii)  September  30:  payment  of one  half  of such
target amount shall be made if the Companies achieve at least 85% of Budgeted EBITDA for the period from January 1 through September 30 of such year; payment of the other half of such target amount shall be made if the Companies achieve at least 85% of Budgeted FCF for such period.

                           (iv) December 31:  payment of one half of such target
amount shall be made if the Companies achieve at least 90% of Budgeted EBITDA for the period from January 1 through December 31 of such year; payment of the other half of such target amount shall be made if the Companies achieve at least 90% of Budgeted FCF for such period.

                  (c) (i) With respect to each of the award amounts determined in accordance with Sections 5(a) and 5(b) above, in the event that the actual result (expressed as a percentage of budget) achieved for any relevant period exceeds the percentage stated below (the "Stated Percentage") of either or both of Budgeted EBITDA or Budgeted FCF, the amount to be paid with respect to Budgeted EBITDA or Budgeted FCF, as the case may be, shall be increased by a percentage equal to four times the percentage by which the actual result exceeds the Stated Percentage of the budgeted amount, plus the Stated Percentage. The Stated Percentage shall be as follows for each period referred to in Section 5(a) or Section 5(b) above that ends on a:

         March 31:         125%
         June 30:          120%
         September 30:     115%
         December 31:      110%.

In the event that an actual result for any period falls between the threshold target amount with respect to either EBITDA or FCF stated in Section 5(a) or 5(b) and the Stated Percentage, no increase shall be paid pursuant to this

Section 5(c) but 100% of the target award with respect to EBITDA or FCF, as the case may be, for such period shall be paid in accordance with Section 5(a) or 5(b), as applicable. This Section 5(c) is inapplicable to the period ended March 31, 2002.

         (For example if actual EBITDA for any period ended June 30 equals 130% of Budgeted EBITDA for such period, then the Executive shall receive an award equal to 160% of the target award based on Budgeted EBITDA for such period, because actual results of 130% of Budgeted EBITDA exceed the Stated Percentage of 120% by 10%, which, when multiplied by 4, equals 40%; adding 40% plus 120% results in entitlement to an award of 160% of the target based on EBITDA for such period. Therefore, if actual EBITDA for the period ended June 30, 2002 is 130% of Budgeted EBITDA for such period and actual FCF for such period is 97% of Budgeted FCF for such period, the Executive shall receive a total incentive award of $195,000 for the period, consisting of $120,000 (160% of the target award of $75,000 with respect to Budgeted EBITDA) plus $75,000 (100% of the target award with respect to Budgeted FCF)).

                           (ii) In the  event  that  any  portion  of any  award
amount for which the Executive is eligible during a particular calendar year pursuant to Section 5(a) or Section 5(b) above is not earned because the required percentage of Budgeted EBITDA (or Budgeted FCF, as the case may be) is not achieved for a particular period during such calendar year, but the percentage of Budgeted EBITDA (or Budgeted FCF, as the case may be) required for earning an award for a later-ending period during the same year is achieved, the target amount for which the Executive was eligible with respect to Budgeted EBITDA (or Budgeted FCF, as the case may be) for the earlier-ending period shall be paid at the same time as, and in addition to, the amount paid with respect to the later-ending period. (For example, if actual EBITDA for the period ending June 30, 2002 is less than 80% of Budgeted EBITDA -- with the result that no payment is made with respect to that period at that time -- but actual EBITDA for the period ending September 30, 2002 is equal to the target 85% of Budgeted EBITDA, the Executive shall receive an aggregate incentive award for the period ending September 30, 2002 equal to the total of $75,000 with respect to the June 30, 2002 EBITDA target, plus $75,000 with respect to the September 30, 2002 EBITDA target, plus any amounts due as determined with reference to Budgeted FCF.) No results from any period in a subsequent or prior calendar year shall be considered in determining an award amount for a particular calendar year, or portion thereof, pursuant to this Section 5.

                  (d) The amount of each  incentive  award  referred  to in this
Section 5 is to be (i) determined and paid as promptly as reasonably practicable following the close of the period to which such award relates and (ii) paid no later than the earlier of (x) the date that other senior executives of either of the Companies are paid corresponding awards and (y) 30 days after the close of the period to which it relates.

                  (e) Actual EBITDA and FCF achieved for any relevant period shall be determined in accordance with the Companies' regular accounting principles and practices, consistently applied.

         6. Initial Stock Option Award.

                  (a) As of January 11, 2002, the Executive shall be granted a ten-year Stock Option (the "Initial Stock Option") to acquire 495,000 shares of Common Stock of Holdco pursuant to a Stock Option Agreement in substantially the form attached hereto as Exhibit B. Such Stock Option shall have an exercise price, as of January 11, 2002, equal to $3.00 per share of Holdco's Common Stock.

                  (b) In the event that any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, exchange of securities, modification of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of shares or other securities, or other change in corporate structure or capitalization affecting the rights or value of securities of any class that is to be subject to the Initial Stock Option occurs (x) on or after the Effective Date and (y) on or before the date that the Initial Stock Option is actually granted, then appropriate adjustment(s) shall promptly be made in the number and/or kind of securities to be subject to such Option and/or in the exercise price and/or in other terms and conditions of such Option, so as to avoid dilution or enlargement of the rights, economic opportunity and value intended to be represented by such Option.

         7. Other Incentives. During the Term, the Executive shall be eligible for additional long-term incentives (including, without limitation, additional Stock Option grants), and for special awards, in the sole discretion of the Companies' Boards or their Compensation Committees, in each case at a level, and on terms and conditions, that are (x) commensurate with his positions and responsibilities at the Companies and (y) appropriate in light of his performance and of corresponding awards (if any) to other senior executives of either of the Companies.

         8. Other Benefits.

                  (a) Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans, programs and arrangements made available generally to other senior executives of either of the Companies, including, without limitation, pension, profit-sharing, income deferral, savings, 401(k), and other retirement plans or programs, medical, dental, vision, prescription drug, hospitalization, short-term and long-term disability and life insurance plans and programs, accidental death and dismemberment protection, travel accident insurance, and any other employee benefit plan, program or arrangement that may from time to time be made available generally to other senior executives of either of the Companies, including any plans, programs or arrangements that supplement the above-listed types of plans, programs or arrangements, whether funded or unfunded. The Executive shall be entitled to participate in all such plans, programs and arrangements at a level, and on terms and conditions, that are (x) commensurate with his positions and responsibilities at the Companies, (y) no less favorable to him than to other senior executives of either of the Companies generally and (z) no less favorable to him than those provided to him by the Companies prior to the Effective Date. The Executive shall be entitled to post-retirement welfare and other benefits on no less favorable a basis than that applying generally to other senior executives of either of the Companies. Nothing in this Section 8(a), other than clause (z) of the immediately preceding sentence, shall be construed to require the Companies to establish or maintain any particular employee benefit plan, program or arrangement except as expressly set forth elsewhere in this Agreement.

                  (b) Fringe Benefits, Perquisites and Vacations. During the Term, the Executive shall be entitled (i) to participate in all fringe benefits and perquisites made available generally to senior executives of either of the Companies, such participation to be at levels, and on terms and conditions, that are (x) commensurate with his positions and responsibilities at the Companies,
(y) no less favorable to him than those applying generally to other senior executives of either of the Companies and (z) no less favorable to him than those provided to him by the Companies prior to the Effective Date; (ii) to receive such additional fringe benefits and perquisites as the Companies may, in their discretion, from time to time provide; and (iii) to no less than twenty
(20) days' paid vacation per calendar year (which, if not used, may be carried over from year to year, up to a maximum of forty (40) accrued vacation days).

                  (c) Reimbursement of Business and Other Expenses. The Executive shall be promptly reimbursed for all expenses reasonably incurred by him in connection with his service under this Agreement, subject to documentation in accordance with reasonable policies previously communicated to him in writing. The Executive shall also be promptly reimbursed for any and all expenses (including, without limitation, attorneys' fees and other charges of counsel) reasonably incurred by him in connection with the negotiation, documentation and implementation of these employment arrangements.

                  (d) Supplemental Insurance Benefits.

                           (i) Beginning on or promptly  following the Effective
Date and continuing throughout the Term, the Executive shall be provided, in addition to any life insurance coverage to which he is entitled under Section 8(a) or otherwise, and at no cost to the Executive, with term life insurance coverage providing a $3,000,000 death benefit payable to the Executive's estate or his designee.

                           (ii) Beginning on or promptly following the Effective
Date and continuing throughout the Term, the Executive shall be provided long-term disability insurance coverage, at no cost to the Executive, providing for an aggregate annual long-term disability benefit of $300,000 through age 65.

                           (iii)  Notwithstanding  the  foregoing,  in the event
that the cost of the coverages described in Sections 8(d)(i) and 8(d)(ii) exceeds an aggregate of $25,000 for any calendar year, the Executive shall be provided with such coverages as can be purchased for such year for a total of $25,000. The Executive shall be responsible for any tax liability he incurs in connection with the purchase of coverages pursuant to this Section 8(d).

         9. Termination of Employment.

                  (a) Termination Due to Death. In the event that the Executive's employment hereunder is terminated due to his death, the Term shall expire and his estate or his beneficiaries (as the case may be) shall be entitled to the following:

                           (i) a Pro-Rata Annual Incentive Award;

                           (ii) full vesting and exercisability,  as of the date
of death, for any outstanding Stock Option to the extent that such Stock Option either is vested as of the date of death or is scheduled to become vested on or before the first anniversary of such date, each such Stock Option to remain exercisable for at least the lesser of one year following the date of death and the remainder of its maximum stated term; and

                           (iii) the  benefits  described  in Sections  9(i) and
9(j).

                  (b) Termination Due to Disability. In the event that the Executive's employment hereunder is terminated due to Disability, the Term shall expire and he shall be entitled to the following:

                           (i) a Pro-Rata Annual Incentive Award;

                           (ii)  full  vesting  and  exercisability,  as of  the
Termination Date, for any outstanding Stock Option to the extent that such Stock Option either is vested as of the Termination Date or is scheduled to become vested on or before the first anniversary of such date, each such Stock Option to remain exercisable for at least the lesser of one year following the Termination Date and the remainder of its maximum stated term;

                           (iii) to receive,  through the  earliest of the month
in which he dies, the month in which he attains age 65, and the first month following the Termination Date in which he is able to work in a senior executive capacity, with or without reasonable accommodation, and no less frequently than monthly, periodic disability payments at an annual rate equal, through the six-month anniversary of the Termination Date, to his annualized Base Salary as of the Termination Date and thereafter at an annualized rate equal to $300,000, in each case offset by the amount of any periodic disability benefits provided (other than benefits attributable to his own unreimbursed contributions) under any disability insurance plan or program of either of the Companies or their Affiliates; and

                           (iv) the  benefits  described  in  Sections  9(i) and
9(j).

No termination of the Executive's employment hereunder for Disability shall be effective unless (x) the Executive first gives 15 days' written notice of such termination to each of the Companies or (y) each of the Companies first gives 15 days' written notice of such termination to the Executive.

                  (c) Termination for Cause.

                           (i)  No  termination  of the  Executive's  employment
hereunder for Cause shall be effective as a termination for Cause unless the provisions of this Section 9(c)(i) shall first have been complied with. The Executive shall be given written notice by the Holdco Board of its intention to terminate him for Cause, such notice (the "Cause Notice") (x) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (y) to be given no later than 90 days after such Board first learns of such circumstances. The Executive shall have 10 days after receiving such Cause Notice in which to cure such grounds to the reasonable satisfaction of such Board. If he fails to timely cure such grounds, the Executive shall then be entitled to a hearing before such Board. Such hearing shall be held within 15 days of his receiving such Cause Notice, provided that he requests such hearing within 10 days of receiving such Cause Notice. If, within ten days following such hearing (if timely requested), and otherwise within 20 days after such Cause Notice is given to the Executive, such Board gives written notice to the Executive confirming that, in the judgment of at least a majority of the members of such Board, Cause for terminating his employment on the basis set forth in the original Cause Notice exists, his employment hereunder shall thereupon be terminated for Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with
Section 15.

                           (ii) In the  event  that the  Executive's  employment
hereunder is terminated for Cause in accordance with Section 9(c)(i), the Term shall expire and he shall be entitled to (x) the right to exercise any Stock Option, to the extent that such Stock Option is vested as of the Termination Date, for at least the lesser of 30 days following the Termination Date and the remainder of its maximum stated term and (y) the benefits described in Section 9(j).

                  (d) Termination Without Cause. In the event that the Executive's employment hereunder is terminated by either of the Companies other than (x) for Disability in accordance with Section 9(b); (y) for Cause in accordance with Section 9(c)(i); or (z) by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, the Term shall expire and he shall be entitled to:

                           (i)  an  amount,  payable  in  a  lump  sum  promptly
following the Termination Date, equal to (x) the sum of his annualized Base Salary at the rate in effect as of the Termination Date plus his then-current aggregate target annual incentive award for the calendar year of termination times (y) the number of whole and partial months remaining in the then-scheduled Term (but not more than 24 or less than 12) divided by (z) 12;

                           (ii) a Pro-Rata Annual Incentive Award;

                           (iii)  full  vesting  and  exercisability,  as of the
Termination Date, for any outstanding Stock Option to the extent that such Stock Option either is vested as of the Termination Date or is scheduled to become vested on or before the second anniversary of such date, each such Stock Option to remain exercisable for at least the lesser of two years following the Termination Date and the remainder of its maximum stated term; and

                           (iv) the  benefits  described  in  Sections  9(i) and
9(j).

                  (e) Constructive Termination Without Cause. In the event that a Constructive Termination Without Cause occurs, the Term shall expire and the Executive shall have the same entitlements as provided under Section 9(d) in the case of a termination without Cause.

                  (f) Voluntary Termination. In the event that the Executive terminates his employment hereunder prior to the then-scheduled expiration of the Term on his own initiative, other than by death, for Disability or in a Constructive Termination Without Cause, the Term shall expire and he shall have the same entitlements as provided in Section 9(c)(ii) in the case of a termination for Cause. A voluntary termination under this Section 9(f) shall not be deemed a breach of this Agreement.

                  (g) Change in Control. In the event that the Executive's employment hereunder (x) is terminated in anticipation of, or within one year following, a Change in Control and (y) such termination is governed by Section 9(d) or 9(e) (relating to terminations without Cause), then the Executive shall, in addition, be entitled to:

                           (i) in lieu of the  amount  provided  for in  Section
9(d)(i), an amount, payable in a lump sum promptly following the Termination Date, equal to (x) the sum of his annualized Base Salary at the rate in effect as of the Termination Date plus his then-current aggregate target annual incentive award for the calendar year of termination times (y) the number of whole and partial months remaining in the then-scheduled Term (but not less than 24) divided by (z) 12; and

                           (ii) in lieu of the benefits  provided for in Section
9(d)(iii), full vesting and full exercisability, as of the Termination Date, for any outstanding Stock Option, each such Stock Option to remain exercisable for the remainder of its maximum stated term.

                  (h) Expiration of the Term. In the event that the Executive's employment hereunder terminates by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, the Executive shall be entitled:

                           (i) to have any Stock  Option  that is,  or  becomes,
vested as of the Termination Date be exercisable for at least the lesser of one year following such date and the remainder of its maximum stated term;

                           (ii)  if the  Term  expires  pursuant  to  notice  of
non-extension from the Companies, to full vesting and exercisability, as of the Termination Date, for any outstanding Stock Option to the extent that such Stock Option is then scheduled to become vested on or before the first anniversary of such date; and

                           (iii) the benefits described in Section 9(j).

                  (i) Welfare Benefit Continuation. In the event that the Executive's employment hereunder terminates other than in a termination that is governed by Section 9(c), 9(f) or 9(h) (relating, respectively, to termination for Cause, voluntary termination, and termination by expiration of the then-scheduled Term), the Executive and his dependents shall be entitled to continued participation, through the first anniversary of the Termination Date, in all medical, dental, vision, prescription drug, hospitalization and life insurance coverages and benefits in which they were participating as of such date, on terms and conditions that are no less favorable to them than those applied as of such date, and with COBRA benefits commencing thereafter. Entitlements under the preceding sentence of this Section 9(i) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer.

                  (j) Miscellaneous.

                           (i) On any termination of the Executive's  employment
hereunder, he shall be entitled to:

                                    (A)  Base  Salary  through  the  Termination
Date;

                                    (B) the balance of any annual, long-term, or
other incentive award earned in respect to any period ending on or prior to the Termination Date, or payable (but not yet paid) on or prior to the Termination Date;

                                    (C) a lump-sum payment in respect of accrued
but unused vacation days at his Base Salary rate in effect as of the Termination Date;

                                    (D)   other  or   additional   benefits   in
accordance with the terms of the applicable plans, programs and arrangements of the Companies and their Affiliates (including, without limitation, Sections 6, 7, 8, 10 and 11 and any Stock Option agreement); and

                                    (E)  payment,  promptly  when  due,  of  all
amounts due in connection with the termination, such payments to be made by wire transfer of same-day funds to the extent reasonably requested by the Executive.

                           (ii) For the avoidance of doubt,  the Parties confirm
that on any termination of the Executive's employment hereunder, (x) his employment with both Companies shall terminate and (y) he shall be entitled to only one satisfaction of each of his entitlements from the Companies, and not duplicative satisfactions from each Company.

                  (k) No Mitigation; No Offset. In the event of any termination of the Executive's employment hereunder, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of either of the Companies under this Agreement, and there shall be no offset against amounts or benefits due the Executive under this Agreement or otherwise (except as expressly set forth in Section 9(i) above) on account of (x) any Claim that either of the Companies may have against him except for any outstanding loans to the extent then due and payable by him to either of the Companies or (y) any remuneration or other benefit earned or received by the Executive after such termination. Any amounts due under this Section 9 are considered to be reasonable by the Companies and are not in the nature of a penalty.

         10. Change in Control.

                  (a) In the event that a Change in Control occurs while the Executive is employed hereunder, any outstanding Stock Option shall become fully vested and exercisable as of the date of the Change in Control and shall remain exercisable for the balance of its maximum stated term. In addition, the Parties confirm, for the avoidance of doubt, that the Executive shall also be entitled to other or additional benefits (if any) in accordance with applicable plans, programs and arrangements to the extent of his entitlements thereunder.

                  (b) If (i) the aggregate of all amounts and benefits due to the Executive, under this Agreement or under any other plan, program, agreement or arrangement of either Company or of any of their Affiliates, would, if received by the Executive in full and valued under Section 280G of the Code, constitute "parachute payments" as such term is defined in and under Section 280G of the Code (collectively, "280G Benefits"), and if (ii) such aggregate would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount the Executive would receive, after all taxes, if the Executive received aggregate 280G Benefits equal (as valued under Section 280G of the Code) to only three times the Executive's "base amount", as defined in and under
Section 280G of the Code, less $1.00, then (iii) such cash 280G Benefits as the Executive shall select shall (to the extent that the reduction of such cash 280G

Benefits can achieve the intended result) be reduced or eliminated to the extent necessary so that the 280G Benefits received by the Executive will not constitute parachute payments. The determinations with respect to this Section 10(b) shall be made by an independent auditor (the "Auditor") paid by the Companies. The Auditor shall be the Companies' regular independent auditor unless the Executive reasonably objects to the use of that firm, in which event the Auditor will be a nationally recognized United States public accounting firm chosen by the Parties.


                  (c) It is possible that after the determinations and selections made pursuant to Section 10(b) the Executive will receive 280G Benefits that are, in the aggregate, either more or less than the amount provided under Section 10(b) (hereafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall promptly repay the Excess Payment to the Companies, together with interest on the Excess Payment at the applicable federal rate (as defined in and under Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined (x) by arbitration pursuant to Section 15, (y) by a court or (z) by the Auditor upon request by any of the Parties, that an Underpayment has occurred, the Companies shall promptly pay an amount equal to the Underpayment to the Executive, together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive had the provisions of Section 10(b) not been applied until the date of payment.


         11. Indemnification.

                  (a) If the Executive is made a party, is threatened to be made a party, or reasonably anticipates being made a party, to any Proceeding by reason of the fact that he is or was a director, officer, member, employee, agent, manager, trustee, consultant or representative of either of the Companies or any of their Affiliates or is or was serving at the request of either of the Companies or any of their Affiliates, or in connection with his service hereunder, as a director, officer, member, employee, agent, manager, trustee, consultant or representative of another Person, or if any Claim is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the Certificate of Incorporation or Bylaws of either of the Companies, or if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' and other professional fees and charges, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith or in connection with seeking to enforce his rights under this Section 11(a), and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of either Company or other Person and shall inure to the benefit of his heirs, executors and administrators. The Executive shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys' and other professional fees and charges) incurred by him personally in connection with any such Proceeding or Claim, or in connection with seeking to enforce his rights under this Section 11(a), any such advancement to be made within 15 days after the Executive gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that the Executive would otherwise have (including, without limitation, by agreement or under applicable law).

                  (b) Neither the failure of either of the Companies (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 11(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by either of the Companies (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) A directors' and officers' liability insurance policy (or policies) shall be kept in place, during the Term and thereafter until the later of (x) the sixth anniversary of the Termination Date and (y) the date on which all claims against the Executive that would otherwise be covered by such policy (or policies) become fully time-barred, providing coverage to the Executive that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided to any other present or former senior executive or director of either of the Companies.

                  (d)    Anything   in   this    Agreement   to   the   contrary
notwithstanding,  the  Companies  shall  have no  obligation  to  indemnify  the

Executive for expenses or the payment of profits arising from the purchase and sale by the Executive of securities in violation of Section 16(b) of the 1934 Act, or any similar successor statute.

         12. Restrictive Covenants.

                  (a) During the Term and at all times thereafter, the Executive shall not, without the prior written consent of the relevant Company, divulge, disclose or make accessible to any other Person any Confidential Information except (v) to the Companies and their Affiliates, or to any authorized (or apparently authorized) agent or representative of any of them, (w) in connection with performing his duties hereunder, (x) when required to do so by law or by a court, governmental agency, legislative body, arbitrator or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information, (y) in the course of any Proceeding under Section 12(c) or 15 or
(z) in confidence to an attorney or other professional advisor for the purpose of securing professional advice. In the event that the Executive is required to disclose any Confidential Information pursuant to clause (x) or (y) of the immediately preceding sentence, he shall (A) promptly give the relevant Company notice that such disclosure is or may be made and (B) cooperate with the Companies, at their reasonable request and sole expense, in seeking to protect the confidentiality of the Confidential Information.

                  (b) The Executive shall not, for his own benefit or the benefit of any other Person, without the prior written consent of the Companies and other than in connection with his services hereunder during the Term:

                           (i)  during  the Term and for a period  of 12  months
thereafter (provided that such period shall be shortened to 6 months in the event that the Term ends in a termination of the Executive's employment that is governed by Section 9(d), 9(e) or 9(g) (relating to without Cause and full Term terminations)), perform material services for, or otherwise have material involvement with (whether as an officer, director, partner, consultant, security holder, owner, employee, independent contractor or otherwise), any Person that competes materially (whether directly or indirectly) with the Companies in the Business in the United States; provided that the Executive may in any event (x) own up to a 5% passive ownership interest in any public or private entity and
(y) be employed by, or otherwise have material association with, any business that competes materially with the Companies in the Business if his employment or association is with a separately managed and operated division or Affiliate of such business that does not compete with the Companies in the Business and he has no business communication relating to the Business with employees of any division or Affiliate of such business that does compete with the Companies in the Business and (z) serve on the Board of any business as an immaterial part of its overall business provided that he recuses himself fully and completely from all matters relating to the Business.

                           (ii)  during  the Term and for a period  of 12 months
thereafter, personally solicit, aid in the solicitation of, induce or otherwise encourage (whether directly or indirectly) any individual who is, at the time of such encouragement, employed as an executive, highly-compensated employee, or managerial/supervisory employee of either of the Companies, to cease such employment; or

                           (iii)  during  the Term and for a period of 12 months
thereafter, personally solicit, aid in the solicitation of, induce, or otherwise encourage (whether directly or indirectly) any Person that was a customer of the Companies at any time during the Term for the purpose of (a) selling services or products to such Person in competition with the Companies in the Business or (b) inducing such Person to cancel, transfer or cease doing Business in whole or in part with the Companies;

provided, that the restrictions set forth in clauses (i), (ii) and (iii) of this
Section 12(b) shall immediately expire in the event that either of the Companies, or any of their Affiliates, shall have materially breached, on or after the Termination Date, any of their material obligations to the Executive under this Agreement or otherwise, which breach shall have continued uncured for 15 days after the Executive has given written notice requesting cure.

                  (c) The Executive acknowledges and agrees that the Companies' Business and the services they provide are highly competitive, and that the restrictions contained in this Section 12 are reasonable and necessary to protect the Companies' legitimate business interests. The Executive further acknowledges that any actual or prospective breach may irreparably cause damage to the Companies for which money damages may not be adequate. Therefore, in the event of any actual or threatened breach by the Executive of any of the provisions of Section 12(a) or 12(b) above, the Companies shall each be entitled to seek, through arbitration in accordance with Section 15 or from any court with jurisdiction over the matter and the Executive, temporary, preliminary and permanent equitable/injunctive relief restraining the Executive from violating such provision and to seek, in addition, but solely through arbitration in accordance with Section 15, money damages, together with any and all other remedies available under applicable law.

                  (d) The purpose of Section 12, among other things, is to protect the Companies from unfair or inappropriate competition, to protect their confidential information and trade secrets, and to prevent competitors from raiding the Companies' management employees. If the scope or enforcement of
Section 12 is ever disputed, a court, arbitrator or other trier of fact may modify and enforce its provisions to the extent it believes is lawful and appropriate. If any provision of Section 12 is construed to be invalid, illegal or unenforceable, then the remaining provisions therein shall not be affected thereby and shall be enforceable without regard thereto.

         13. Assignability; Binding Nature.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

                  (b) No rights or obligations of either of the Companies under this Agreement may be assigned or transferred by such Company (each a "Transferor") except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Transferor is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Transferor, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Transferor and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Transferor as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Transferor shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Transferor hereunder.

                  (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or by operation of law, except to the extent otherwise provided in Section 17(e).

         14. Representations.

                  (a) Each of the Companies represents and warrants that (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, arrangement, plan or corporate governance document
(x) to which it is a party or (y) by which it is bound and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (b) The Executive represents and warrants that (i) to the best of his knowledge and belief, delivery and performance of this Agreement by him does not violate any law or regulation applicable to the Executive, (ii) delivery and performance of this Agreement by him does not violate any applicable order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         15. Resolution of Disputes. Any Claim arising out of or relating to this Agreement, any other agreement between the Executive and either of the Companies or their Affiliates, the Executive's employment with either of the Companies, or any termination thereof (collectively, "Covered Claims") shall (except to the extent otherwise provided in Section 12(c) with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in the Borough of Manhattan in New York City, in accordance with the Commercial Arbitration Rules (and not the National Rules for Resolution of Employment Disputes) of the American Arbitration Association and this Section 15. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement or otherwise, except to the extent that the arbitrators otherwise provide.

         16. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (x) when delivered personally to such Person or (y), provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days' advance notice given in accordance with this Section 16) or (z), in the case of the

Companies only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as shall have specified by ten days' advance notice given in accordance with this Section
16), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 16.

         If to Holdco:              CoreComm Holdco, Inc.
                                    110 East 59th Street
                                    New York, NY  10022
                                    Attn: Sandy Barnet, Assistant Secretary
                                    Fax #: 212-906-8484

         If to Subsidiary:          CoreComm Communications, Inc.
                                    110 East 59th Street
                                    New York, NY  10022
                                    Attn: Sandy Barnet, Assistant Secretary
                                    Fax #: 212-906-8484

         If to  the   Executive:    The address of his principal residence as it
                                    appears in the Companies' records, with a copy to him (during the Term) at his office in Princeton, New Jersey, and a copy to:

                                    Law Offices of Joseph E. Bachelder
                                    780 Third Avenue, 29th Floor
                                    New York, NY  10017
                                    Attn: Robert M. Sedgwick, Esq.
                                    Fax: 212-319-3070

         If to a beneficiary        The address most recently specified by the
         of the Executive:          Executive or beneficiary.

         17. Miscellaneous.

                  (a) Entire Agreement. This Agreement contains the entire understanding and agreement among the Parties concerning the specific subject matter hereof and supersedes in its entirety, as of the Effective Date, any prior employment agreement between the Executive and either of the Companies, provided, however, that nothing herein shall limit or reduce any right or benefit that shall have accrued to the Executive as of the Effective Date under any prior employment agreement.

                  (b) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to the provision of this Agreement that is being amended and that is signed by the Executive and by an authorized (or apparently authorized) officer of each of the Companies. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

                  (c) Inconsistencies. In the event of any inconsistency between any provision of this Agreement and any provision of any employee handbook, personnel manual, program, policy, or arrangement of either of the Companies or their Affiliates, or any provision of any agreement, plan, or corporate governance document of any of them, the provisions of this Agreement shall control unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving.

                  (d) Headings. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  (e) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  (f) Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

                  (g) Severability. To the extent that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect so as to achieve the intentions of the Parties, as set forth in this Agreement, to the maximum extent possible.

                  (h) Withholding Taxes. Each of the Companies may withhold from any amount or benefit payable under this Agreement taxes that it is required to withhold pursuant to any applicable law or regulation.

                  (i) Joint and Several Obligations. All obligations of the Companies under this Agreement shall be joint and several. Each of the Companies unconditionally guarantees prompt performance by the other Company of all of its obligations to the Executive, whether under this Agreement or otherwise.

                  (j) Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                   CoreComm Holdco, Inc.


                                   By: ______________________________________

                                   Name:

                                   Title:

                                   CoreComm Communications, Inc.


                                   By: ______________________________________

                                   Name:

                                   Title:

                                   The Executive


                                   ____________________________________
                                    Michael A. Peterson

                                                                       EXHIBIT A


                                   DEFINITIONS

                  a. "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  b. "Agreement" shall mean this Employment Agreement, which includes for all purposes its
Exhibits.

                  c. "Applicable Budget" shall mean (x) for calendar year 2002, the budget documentation approved by the Holdco Board and submitted to JP Morgan Chase as provided under the Companies' Senior Secured Credit Facility with JP Morgan Chase and (y) for any subsequent calendar year, the corresponding budget documentation approved by the Holdco Board and submitted to the Companies' senior secured lender(s) or, if no such documentation is submitted or if such documentation fails to set forth quarter-end EBITDA and FCF targets, the budget documentation for such year approved by the Holdco Board for the Companies' financial planning and corporate planning purposes. The Holdco Board shall approve an Applicable Budget for each calendar year during the Term.

                  d. "Board" shall mean, in the case of a corporation, the board of directors of such corporation and, in the case of any other entity, the corresponding governing Person.

                  e. "Budgeted EBITDA" shall mean EBITDA as set forth in the Applicable Budget.

                  f. "Budgeted FCF" shall mean FCF as set forth in the Applicable Budget.

                  g.  "Business"  shall  mean  any and all  material  businesses conducted by the Companies during the Term, including but not limited to the following businesses to the extent conducted by the Companies during the Term: the competitive super-regional carrier, local exchange carrier and interexchange carrier businesses and the business of providing integrated access or broadband connectivity to the commercial segment and assisting organizations in streamlining and managing their communications and telecommunications services.

                  h. "Cause" shall mean:

                           i. the Executive is convicted of, or pleads guilty or
nolo contendere to, a felony;

                           ii. in carrying out his duties  hereunder,  including
any fiduciary duties or duties of loyalty he owes to the Companies, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct that, in either case, results in material economic harm to the Companies;

                           iii. the Executive  willfully  breaches any provision
of this Agreement (including, without limitation, the restrictive covenants contained in Section 12), and such breach results in significant harm to the Companies;

                           iv. the Executive engages in willful gross misconduct
in the operation of the Companies that brings the Companies into public disgrace or disrepute;

                           v. repeated  refusal,  or failure by the Executive to
undertake  good  faith  efforts,   to  perform  duties  or  responsibilities  as
reasonably directed by the Boards of the Companies; or

                           vi. the Executive engages in willful gross misconduct
resulting in or intended to result in direct personal gain to the Executive at the Companies' expense.

                  i. "Change in Control" shall mean the occurrence of any of the following events:

                           i.  any  "person",  as  such  term  is used as of the
Effective Date in Section 13(d) of the 1934 Act, or group of persons, becomes (directly or indirectly) a "beneficial owner", as such term is used as of the Effective Date in Rule 13d-3 promulgated under that Act, of a percentage of the Voting Securities of either of the Companies (measured either by number of Voting Securities or by voting power) that is at least 20 percentage points larger than the percentage (if any) of the Voting Securities of such Company (measured in the same fashion) that such person or group of persons beneficially owned (directly or indirectly) on the Effective Date;

                           ii.  a  majority  of  the  Board  of  either  of  the
Companies consists of individuals other than "Incumbent Directors," which term means the members of such Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported (other than in connection with any actual or threatened proxy contest) by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

                           iii.  (x)  either  of  the  Companies  combines  with
another entity and is the surviving entity, or (y) all or substantially all of the assets or business of either of the Companies is disposed of pursuant to a sale, merger, consolidation, liquidation, dissolution or other transaction or series of transactions (collectively, a "Triggering Event") unless the holders of Voting Securities of such Company immediately prior such Triggering Event own, directly or indirectly, by reason of their ownership of Voting Securities of such Company immediately prior to such Triggering Event, more than two thirds of the Voting Securities (measured both by number of Voting Securities and by voting power) of (q) in the case of a combination in which such Company is the surviving entity, the surviving entity and (r) in any other case, the entity (if any) that succeeds to substantially all of such Company's business and assets; or

                           iv. a voluntary,  or involuntary,  petition under any
chapter of the United States Bankruptcy Code is filed in respect of either of the Companies and is not dismissed, or resolved, within sixty days of filing.

                  j. "Claim" shall include, without limitation, any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

                  k. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

                  l. "Common Stock" shall mean Common Stock, par value $0.01, of Holdco.

                  m. "Confidential Information" shall mean all confidential or proprietary information developed or used by the Companies or their Affiliates relating to their business, operations, employees, customers, suppliers or distributors including, but not limited to: confidential or proprietary customer lists, purchase orders, financial data, pricing information and price lists; confidential or proprietary business plans and market strategies and arrangements; confidential or proprietary books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials, sales records, purchasing materials, purchasing records, personnel records and quality control records; confidential or proprietary trademarks, copyrights and patents, and applications therefor; trade secrets; confidential or proprietary inventions, processes, procedures, research records, market surveys and marketing know-how; and confidential or proprietary technical papers, software, computer programs, data bases and documentation thereof, including but not limited to source codes, algorithms, processes, formulae and flow charts. The term "Confidential Information" shall not include any document, record, data compilation, or other information that (x) has previously been disclosed to the public, or is in the public domain, other than as a result of the Executive's breach of Section 12(a), or (y) is known or generally available to the public or within any trade or industry of the Companies or any of their Affiliates.

                  n. "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment hereunder on 30 days' written notice given by him to the Companies following the occurrence of any of the following events without his express prior written consent, unless all grounds for such termination shall have been fully cured within 30 days after the Executive gives notice to the Companies requesting cure:

                           i.  any  failure  to  continue  the  Executive  as an
Executive Vice President, the Chief Financial Officer and the Chief Operating Officer and a member of the Board of each of the Companies;

                           ii.  any  material   diminution  in  the  Executive's
responsibilities or authorities; the assignment to him of duties that are materially inconsistent with, or materially impair his ability to perform, the duties then assigned to him; or any change in the reporting structure so that the Executive is required (x) to report, in his role as an Executive Vice President, the Chief Financial Officer and the Chief Operating Officer of Holdco, to any person other than the Holdco Board, the Chairman of the Holdco Board or the Chief Executive Officer of Holdco or (y) to report, in his role as an Executive Vice President, the Chief Financial Officer and the Chief Operating Officer of Subsidiary, to any Person other than the Subsidiary Board or the Chief Executive Officer of Subsidiary;

                           iii.  any  relocation  of the  Executive's  principal
office, or principal place of employment, to a location that is more than 60 miles from its location in Princeton, New Jersey, as of the Effective Date;

                           iv. any material breach by either of the Companies or
their Affiliates of any of their obligations under Sections 3 through 8, 10 or 11, or of any of their representations or warranties in Section 14(a), or of any material term of, or representation in, any Stock Option agreement, equity grant, or long-term incentive agreement; or

                           v. any failure of either of the  Companies  to obtain
the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 30 days after any reconstruction, amalgamation, combination, merger, consolidation, sale, liquidation, dissolution or similar transaction.

In addition, any termination by the Executive of his employment hereunder during the 60-day period that commences 180 days after the occurrence of any Change in Control shall be deemed to be a Constructive Termination Without Cause.

                  o. "Disability" shall mean the Executive's inability, with or without reasonable accommodation and due to physical or mental incapacity, to substantially perform his duties and responsibilities hereunder either for a period of 180 consecutive days, or for an aggregate of 270 days in any 365 day period.

                  p. "EBITDA" shall mean earnings for a given period before interest, taxes, depreciation and amortization, as described in the Company's public press releases and financial statements.

                  q. "Executive" shall have the meaning set forth in the preamble to this Agreement, as modified by Section 17(e).

                  r. "FCF" shall mean the net change in a given period of the Company's cash balance as indicated on its financial statements, such balance to include cash, cash equivalents and marketable securities.

                  s. "Fair Market Value", when used in respect of a security as of a specified date, shall mean (x) the closing price of the security on the principal national securities exchange or national market system on which such security is then listed or traded, in each case as of the close of normal trading on such date, or if such date is not a trading day or such security is not traded on such date, on the most recent day preceding such date on which such security was traded, and (y) if such security is not so listed or traded, then the value as promptly agreed by the Companies and the Executive, or, in absence of such prompt agreement, fair market value as determined on a going-forward basis without discount for lack of liquidity, minority status, lack of control, contractual restrictions, or similar factors.

                  t. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  u. "1933 Act" shall mean the Securities Act of 1933, as amended.

                  v.   "Person"   shall   mean  any   individual,   corporation,
partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

                  w. "Proceeding" shall include, without limitation, any actual, threatened or reasonably anticipated action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other.

                  x. "Pro-Rata Annual Incentive Award" shall mean an amount equal to the product obtained by multiplying (x) the aggregate amount of the annual incentive award that the Executive would have been entitled to receive for the calendar year during which his employment hereunder terminated if his employment hereunder had continued times (y) a fraction, the numerator of which is the number of days he was employed hereunder during such year and the denominator of which is the number of days in such year. Any Pro-Rata Annual Incentive Award shall be paid promptly following the completion of such calendar year in accordance with Section 5(d), and shall be reduced by the amount of any quarterly or other payments already made to the Executive in respect of an annual incentive award under Section 5 for such year.

                  y. "Stock Option" shall mean any compensatory option or warrant to acquire securities of either of the Companies or their Affiliates; any compensatory stock appreciation right, phantom stock option or analogous right granted by or on behalf of either of the Companies or their Affiliates; and any option or right received in respect of any of the foregoing options or rights. The term "Stock Option" includes, without limitation, the Initial Stock Option.

                  z. "Termination Date" shall mean the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

                  aa. "Voting Securities" shall mean issued and outstanding securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, the members of the Board of the issuer.

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

         1. Grant of Option. CoreComm Holdco, Inc., a Delaware corporation (the "Company"), hereby grants to Michael A. Peterson (the "Optionee"), effective as of January 11, 2002 (the "Grant Date"), an option to purchase an aggregate of 495,000 shares of its Common Stock at a price of $3.00 per share, exercisable as set forth in, and subject to the terms and conditions of, this Stock Option Agreement and the Employment Agreement dated as of January 1, 2002 among the Company, CoreComm Limited, CoreComm Communications, Inc., and the Optionee (the "Employment Agreement").

         2. Exercisability of Option.

                  (a) Beginning as of the Grant Date, this option shall be vested, and exercisable, with respect to one-third of the shares of Common Stock that are subject to this option; thereafter, as of 12:01 a.m. on each of January 1, 2003 and January 1, 2004, this option shall vest and become exercisable with respect to a further one-third of the shares of Common Stock that are subject to this option, and thus shall become fully exercisable as to all such shares no later than January 1, 2004.

                  (b) In the event that the Term of Employment is terminated in accordance with Section 9(a) or 9(b) of the Employment Agreement (relating to death and Disability), this option (x) shall become exercisable as of the Termination Date for all shares for which it would have become exercisable (pursuant to Section 2(a) above) through the first anniversary of such date, and
(y) shall remain exercisable for all shares for which it is, or becomes, exercisable as of the Termination Date until the earlier of: (i) 11:59 p.m. on the first anniversary of the such date or (ii) the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

                  (c) In the event that the Term of Employment is terminated in accordance with Section 9(c) or 9(f) of the Employment Agreement (relating to Cause and voluntary terminations), this option, to the extent that it is or becomes exercisable as of the Termination Date, shall remain fully exercisable until the earlier of: (i) 11:59 p.m. on the 30th day following such date or (ii) the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

                  (d) In the event that the Term of Employment is terminated in accordance with Section 9(d) or 9(e) of the Employment Agreement (relating to terminations without Cause), this option (x) shall become fully vested and exercisable as of the Termination Date for all shares that are then subject to it and (y) shall remain fully exercisable until the earlier of: (i) 11:59 p.m. on the second anniversary of the Termination Date or (ii) the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

                  (e) In the event that the Term of Employment terminates by expiration pursuant to notice of non-extension in accordance with Section 2 of the Employment Agreement, this option (x) shall, in the event that the termination is not pursuant to notice of non-extension from the Optionee, become fully vested and exercisable as of the Termination Date for all shares for which it would have become exercisable (pursuant to Section 2(a) above) through the first anniversary of such date and (y) shall, to the extent that it is, or becomes, exercisable as of the Termination Date, remain exercisable until the earlier of: (i) 11:59 p.m. on the first anniversary of such date or (ii) the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

                  (f) Anything elsewhere to the contrary notwithstanding, (x) upon the occurrence of any Change in Control that occurs during the Term of Employment and (y) upon any termination of the Executive's employment that is in anticipation of, or within twelve months following, a Change in Control and that is governed by Section 9(d) or 9(e) of the Employment Agreement (relating to terminations without Cause), this option shall become fully vested and exercisable with respect to all shares that are subject to it and shall remain fully exercisable until 11:59 p.m. on the tenth anniversary of the Grant Date.

                  (g) Anything elsewhere to the contrary notwithstanding, this option shall, to the extent that it has not then yet been exercised, expire at 11:59 p.m. on the tenth anniversary of the Grant Date.

         3. Exercise of Option.

                  (a) Method of Exercise. Subject to the conditions set forth in this Stock Option Agreement, this option may be exercised from time to time by delivery of written notice of exercise to the Company from the Optionee. Such notice shall specify the total number of shares to be purchased and shall be accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below. Such exercise shall be effective upon delivery to the Company of such written notice together with the required payment (or arrangement for payment). This option may be exercised for less than the full number of shares for which the option is then exercisable, provided that no such exercise may be for any fractional share.

                  (b) Method of Payment. Payment of the purchase price for shares purchased upon an exercise of this option may be made (i) by delivery to the Company of cash, a wire transfer of available funds, or a check payable to the order of the Company in an amount equal to the purchase price of such shares; (ii) by delivery to the Company of shares of Common Stock then owned by the Optionee for at least six months having an aggregate Fair Market Value as of the date of delivery equal to the purchase price of such shares; (iii) through reasonable cashless exercise procedures that are from time to time established by the Company and that afford the Optionee the opportunity to sell immediately some or all of the shares underlying the exercised portion of this option in order to generate sufficient cash to pay the option purchase price; or (iv) by any combination of (i), (ii) or (iii).

                  (c) Delivery of Shares Tendered in Payment of Purchase Price. Payment by delivery of shares may be effected by delivering one or more stock certificates or by otherwise delivering shares to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of shares shall promptly be returned by the Company.

                  (d) Delivery of Option Shares. The Company shall, upon payment in accordance with Section 3(a) above of the aggregate purchase price for the number of shares purchased, make prompt delivery of such shares to the Optionee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All shares delivered upon any exercise of this option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other shares of the same class are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which shares of the same class are then listed or qualified. To the extent that shares are not promptly delivered to the Optionee when due, the Company shall promptly make the Optionee whole for any resulting expense or loss of benefit. The Company shall deliver cash in lieu of any fractional share.

         4. Deferral of Option Gains. The Optionee shall have the right, by furnishing written notice to the Company at least six months prior to any exercise of this option, to elect to defer any gains realized upon or in connection with such exercise. Any such deferral, including the manner of exercise of this option in connection with such deferral, shall be made in such manner as may reasonably be required by the Company in order to defer such gains for Federal income tax purposes. At the time the Optionee elects to defer such gains, such gains shall be deferred into any non-qualified deferral plan of the Company that accepts such deferrals on terms that satisfy the requirements of the preceding sentence. If no such plan is available, the Optionee may make an irrevocable election to defer such gains into Share Units (with a "Share Unit" representing a share of Common Stock, including any dividends and other distributions that may be declared or made thereon during the period of the deferral). Amounts deferred under this Section 4 shall be paid out under the terms of the Optionee's election to defer.

         5. Nontransferability of Option. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred in whole or in part (x) by will or the laws of descent and distribution or (y) gratuitously to any Family Member who agrees to be bound by the provisions of this Stock Option Agreement. For purposes of clause (y) of the preceding sentence, "Family Member" shall mean "family member" as such term is used as of the Grant Date in Section A1(a)(5) of the General Instructions to SEC Form S-8. Any Person to whom this option has been transferred in whole or in part in accordance with the first sentence of this Section 5 shall, to the extent of the transfer, succeed to the rights, and assume the obligations, of the Optionee under Sections 2, 3, 5 through 8 and 11 of this Stock Option Agreement, except that the transferee may not transfer this option (in whole or in part) pursuant to clause (y) of the preceding sentence to any Person to whom the original Optionee would not have been permitted to transfer this option (in whole or in part). The Optionee shall give notice to the Company of any transfer of this option, in whole or in part, pursuant to clause (y) of the first sentence of this Section 5.

         6. Adjustment Provisions. In the event that, at any time after January 11, 2002, any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of shares or other securities (other than ordinary recurring cash dividends), or other change in corporate structure or capitalization affecting the rights or value of securities of any class then subject to this option occurs, appropriate adjustment(s) shall promptly be made in the number and/or kind of securities subject to this option and/or in the exercise price and/or in other terms and conditions of this option, and/or appropriate provision(s) shall promptly be made for supplemental distributions of cash, securities and/or other property, so as to avoid dilution or enlargement of the rights of the Optionee and the value represented by this option. If an event occurs that may require an adjustment (or other action) pursuant to this Section 6, the Company shall promptly deliver to the Optionee a certificate, signed by an officer of the Company, setting forth in reasonable detail (x) the event in question and (y) either the adjustment (or other action) being implemented and the method by which such adjustment (or other action) was calculated or determined or the reasons why the Company believes no adjustment (or other action) is needed.

         7. Roll-Over Options. Without limiting the foregoing, in the event of any merger, consolidation or other transaction (x) in which the Company is not the surviving entity or the Company becomes a Subsidiary of another entity and
(y) following which the surviving entity or any Person of which it is a Subsidiary, or, if the Company survives as a Subsidiary of another entity, then such other entity or any Person of which such other entity is a Subsidiary, has publicly traded equity securities issued and outstanding, the Company shall take such steps as are necessary to assure that the Optionee shall (if he so elects) be provided a replacement option that (x) is exercisable for publicly traded equity securities of the surviving entity, or of a Person of which the Company or the surviving entity is a Subsidiary, as the case may be, and (y) provides terms, conditions and an after-tax economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Optionee than did this option immediately prior to such transaction. For purposes of this
Section 7, "Subsidiary", when used in respect of any Person, shall mean any entity 50% or more of whose equity interests (measured either by Fair Market Value or by voting power) are owned, directly or indirectly through one or more Subsidiaries or Affiliates, by such Person.

         8. Change in Control. In the event that holders of securities of any class that is then subject to this option receive cash, securities or other property in respect of such securities in connection with a Change in Control transaction, the Company shall take such steps as are necessary to enable the Optionee (if he so elects) to exercise this option at a time and in a fashion that will entitle him to receive in exchange for any securities thus acquired the same consideration as is received in such Change in Control transaction by other holders of securities of that class.

         9. Tax Withholding. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and other tax withholding requirements ("tax obligations"). The Optionee may satisfy any such tax obligations in any of the manners provided in Section 3(b) above for payment of the purchase price.

         10. The Company's Representations. The Company represents and warrants that (a) it is fully authorized by action of its Board (and of any Person or body whose action is required) to enter into this Stock Option Agreement and to perform its obligations under it; (b) the execution, delivery and performance of this Stock Option Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document (x) to which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is a party or (y) by which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is bound; and (c) upon the execution and delivery of this Stock Option Agreement by the Company and the Optionee, this Stock Option Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         11. Miscellaneous.

                  (a) Any Claim arising out of or relating to this Stock Option Agreement shall be resolved by binding arbitration in accordance with Section 15 of the Employment Agreement.

                  (b) All notices and other communications relating to this Stock Option Agreement shall be given as provided in Section 16 of the Employment Agreement.

                  (c) Sections 17(b), 17(c), 17(d), 17(e) (second sentence only), 17(f), 17(g), 17(j) and 17(k) of the Employment Agreement (relating, respectively, to amendment and waiver, inconsistencies, headings, references, survivorship, severability, governing law and counterparts) shall be deemed incorporated herein in full, with the references to the "Agreement" in such Sections being treated as references to this Stock Option Agreement, the references to the "Executive" in such Sections being treated as references to the original Optionee and the references to the "Companies" in such Sections being treated as references to the Company only.

                  (d) All capitalized terms not defined in this Stock Option Agreement shall have the meanings set forth in the Employment Agreement. "Term of Employment" shall mean the "Term" as defined in the Employment Agreement.

                  (e) Nothing contained in this Stock Option Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee for any particular period of time.


Grant Date:  January 11, 2002

                                        CoreComm Holdco, Inc.


                                        By:_________________________________

                                        Name:

                                        Title:

ACCEPTED

OPTIONEE



___________________________________
Michael A. Peterson